EXHIBIT 10.1

VACAVILLE, CALIFORNIA

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

between

VACAVILLE INVESTORS,

AS SELLER

and

SIMPSON MANUFACTURING CO., INC.,

AS PURCHASER

July 21, 2005

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made as of the 21st day of July 2005 (the “Effective Date”), by and between VACAVILLE INVESTORS, a California general partnership (“Seller”), and SIMPSON MANUFACTURING CO., INC., a Delaware corporation (“Purchaser”) with reference to the following facts.

A.           Seller owns the land and improvements located at 902 Aldridge Road, Vacaville, California, more particularly described in Exhibit A attached hereto.

B.             Seller has agreed to sell to Purchaser and Purchaser has agreed to buy from Seller the land and property described in this Agreement in accordance with and upon satisfaction of the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1                                 Agreement of Purchase and Sale.  Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

(a)                  the land located at 902 Aldridge Road, Vacaville, California, more particularly described in Exhibit A attached hereto, together with all appurtenances pertaining to such property, including all right, title and interest of Seller in and to adjacent streets, or rights-of-way (the “Land”);

(b)                 the buildings, fixtures, and other improvements affixed to or located on the Land (the “Improvements”);

(c)                  any and all of Seller’s right, title, and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, all appliances, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), located on and used exclusively in connection with the operation of the Land and the Improvements (the Personal Property”);

(d)                 any and all of Seller’s right, title and interest in and to (i) all assignable permits, licenses, approvals, and entitlements issued by any governmental authority in connection with the Land and Improvements and (ii) if, and to the extent in Seller’s or Seller’s manager’s possession, all plans and specification pertaining to the Property, including as-built plans and any survey of the Property (collectively, the “Intangibles”).

1.2                                 Board Approval.  Notwithstanding anything in the Agreement to the contrary, this Agreement is expressly subject to the receipt of approval of this Agreement by the Board of Directors of Purchaser, which approval may be given or withheld in the sole discretion of the Board of Directions (“Board Approval”).  In the event that the Board Approval is not received at or prior to the next meeting of such Board of Directors, which is now scheduled for July 21, 2005, this Agreement shall be of no further force and effect.

1.3                                 Property Defined.  The Land and the Improvements are hereinafter sometimes referred to collectively as the “Real Property.”  The Land, the Improvements, the Personal Property, the Lease and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”

1.4                                 Purchase Price.  $5,685,000.00 (“Purchase Price”).  At Closing (as defined in Section 4.1), Seller shall credit Purchaser the amount of the security deposit (the “Security Deposit”) under the Lease (as defined in Section 3.4) held by Seller.

1.5                                 Payment of Purchase Price.  Purchaser shall deposit the Purchase Price, as increased or decreased by prorations and adjustments as herein provided to Title Company as more particularly set forth in Section 4.3.

1.6                                 Payment to Seller.  On the Effective Date, Purchaser shall pay Seller $100,000.00 (the “Direct Payment”).  The Direct Payment shall be applied to the Purchase Price.  If the Agreement terminates prior to the Approval Date, the Direct Payment shall be refunded to Purchaser, otherwise the Direct Payment shall only be refunded to Purchaser as and to the extent the Deposit is refundable to Purchaser pursuant to the terms of this Agreement.

1.7                                 Deposit.

(a)                  On the expiration of the later of the Title Inspection Period (as hereinafter defined) and the Inspection Period (as hereinafter defined) (collectively, the “Approval Date”), Purchaser shall deposit with Chicago Title Insurance Company (the “Title Company”), having its office at One Kaiser Plaza, Oakland, California 94111, Attention: Kris Owens, the sum of Five Hundred Thousand Dollars ($500,000.00) (the “Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer.

(b)                 The Title Company shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement.  All interest on such sum shall be deemed income of Purchaser.

(c)                  The Deposit and all accrued interest shall be distributed in accordance with the terms of this Agreement.  The failure of Purchaser to timely deliver the Deposit when due hereunder shall be a material default, and shall entitle Seller, at Seller’s sole option, to terminate this Agreement immediately.  Notwithstanding the foregoing, the Deposit shall be returnable to Purchaser as and to the extent expressly provided in this Agreement.

1.8                                 Deposit as Liquidated Damages.

(a)                  FROM AND AFTER THE EXPIRATION OF THE APPROVAL DATE, EXCEPT WHERE THIS AGREEMENT PROVIDES THAT THE DEPOSIT IS TO BE RETURNED TO PURCHASER, IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED FOR ANY REASON EXCEPT (I) A DEFAULT UNDER THIS AGREEMENT ON THE PART OF SELLER OR (II) A TERMINATION OF THIS AGREEMENT PURSUANT TO ARTICLE VII OR (III) THE FAILURE OF A CONDITION PRECEDENT IN SECTION 4.6, THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT OR FAILURE TO CLOSE.

(b)                 THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  THEREFORE, BY SEPARATELY INITIALING THIS SECTION, THE PARTIES ACKNOWLEDGE THAT THE NONREFUNDABLE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AGAINST PURCHASER, IN THE EVENT THE CLOSING DOES NOT OCCUR.

(c)                  PURCHASER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

MJH	EJ
Buyer’s Initials	Seller’s Initials

1.9                                 Title Company.

(a)                  Upon mutual execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Title Company and this Agreement shall serve as instructions to Title Company for consummation of the purchase contemplated hereby (“Escrow”).  Seller and Purchaser shall execute such supplemental escrow instructions as may be appropriate to enable Title Company to comply with the terms of this Agreement; provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time.  In the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions signed by Purchaser and Seller, the terms of this Agreement shall control.  Title Company shall hold and dispose of the Deposit and other funds and instruments delivered into Escrow in accordance with the terms of this Agreement.  Seller and Purchaser agree that the duties of the Title Company hereunder are purely ministerial in nature and shall be expressly limited to the matters set forth in this Agreement.

(b)                 Title Company shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon.

(c)                  Title Company shall execute this Agreement for the purpose of being bound by the provisions of this Agreement directing action by the Title Company.

ARTICLE 2
TITLE AND SURVEY

2.1                                 Title Inspection Period.  Purchaser shall have the right until the day that is forty-five (45) days after the Effective Date (hereinafter referred to as the “Title Inspection Period”), to review a current preliminary title report on the Real Property, accompanied by copies of all documents referred to in the report (collectively, the “Title Report).  The Purchaser shall be responsible for the costs of any new survey or survey update required in connection with the issuance of the Title Policy.

2.2                                 Title Examination.  Purchaser shall notify Seller in writing (the “Title Notice”) prior to the expiration of the Title Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Purchaser.  If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Title Inspection Period, Purchaser shall be deemed to have approved the condition of title to the Real Property.  If Purchaser notifies Seller in writing that Purchaser objects to any exceptions to title, Seller shall have five (5) days after receipt of the Title Notice to notify Purchaser (x) that Seller will remove such objectionable exceptions from title on or before the Closing (as defined in Section 4.1); or (y) that Seller elects not to cause such exceptions to be removed.  If Seller gives Purchaser notice under clause (y) above, Purchaser shall have five (5) days in which to notify Seller that Purchaser will terminate this Agreement.  If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder.

2.3                                 Pre-Closing “Gap” Title Defects.  Purchaser may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title (a) raised by the Title Company between the expiration of the Title Inspection Period and the Closing and (b) not disclosed by the Title Company or otherwise known to Purchaser prior to the expiration of the Title Inspection Period; provided that Purchaser must notify Seller of such objection to title within five (5) days of being made aware of the existence of such exception.  If Purchaser sends a Gap Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 2.2 hereof.

2.4                                 Permitted Exceptions.  The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the “Permitted Exceptions”:  (a) those matters that either are not objected to in writing within the time periods provided in Sections 2.2 or 2.3 hereof, or if objected to in writing by Purchaser, are those to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property and (b) items shown on the

Survey and not objected to by Purchaser or waived by Purchaser in accordance with Section 2.2 hereof.

2.5                                 Payment of Monetary Liens.  Notwithstanding anything to the contrary contained in this Agreement, the Permitted Exceptions shall not include and Seller shall cause to be removed from record at or before the Closing at Seller’s cost, any existing monetary liens or encumbrances against the Property other than current, non-delinquent real property taxes and assessments.

2.6                                 Conveyance of Title.  At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Real Property, by execution and delivery of the Deed (as defined in Section 4.2(a) hereof).  Evidence of delivery of such title shall be the issuance by the Title Company of an ALTA Coverage Owner’s Policy of Title Insurance (the “Title Policy”) covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions.

ARTICLE 3
REVIEW OF PROPERTY

3.1                                 Right of Inspection.

(a)                  Purchaser shall have the right until the date that is sixty (60) days after the Effective Date (hereinafter referred to as the “Inspection Period”), to make a physical inspection of the Real Property, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement, and to examine the “Due Diligence Materials” (as hereinafter defined).  As used herein, the “Due Diligence Materials” shall mean all documents, records and files in Seller’s possession or in the possession of Seller’s manager concerning the physical condition (including recent capital improvements and repairs), operation, entitlement status, development, and use of the Property, and all Intangibles relating to the Property in Seller’s possession.  The Due Diligence Materials shall not include Seller’s partnership or corporate records, internal memoranda, accounting and tax records and similar proprietary, confidential or privileged information (collectively, the “Confidential Documents”).  Seller will deliver to Purchaser all Due Diligence Materials in Seller’s possession or in the possession of Seller’s manager on the Effective Date.

3.2                                 Environmental Reports.  SELLER SHALL DELIVER TO PURCHASER ANY AND ALL ENVIRONMENTAL REPORTS IN ITS POSSESSION AND PURCHASER WILL ACKNOWLEDGE IN WRITING ITS RECEIPT OF SUCH REPORTS.

3.3                                 Right of Termination.  If for any reason whatsoever, in Purchaser’s sole and absolute discretion, Purchaser determines that the Property or any aspect thereof is unsuitable for Purchaser’s acquisition, this Agreement shall automatically terminate on the expiration of the Inspection Period.  If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to this Agreement) and each party shall bear its own costs incurred hereunder.  If Purchaser gives Seller a notice waiving Purchaser’s right to terminate pursuant to this Section 3.3 (“Purchaser’s Notice to Proceed”) prior to the expiration of the Inspection Period,  then Purchaser shall be deemed to have elected to continue this Agreement.

3.4                                 Tenant.  The Property is currently subject to the Lease dated May 1, 1994, between Seller, as landlord and an affiliate of Purchaser, as tenant.  The expiration date of the Lease is November 30, 2007 (the “Expiration Date”).  The Property shall be delivered to Purchaser free and clear of any claims of occupancy except for Purchaser’s occupancy under the Lease. The Lease will be extended at a per diem rent of $1,400.13 from the Expiration Date until the Closing Date. The Lease governs the relationship of Seller and Purchaser as landlord and tenant and shall continue to govern the relationship of Seller and Purchaser as landlord and tenant and this Agreement governs the relationship of Seller and Purchaser as seller and purchaser and shall continue to govern the relationship of Seller and Purchaser as seller and purchaser.

ARTICLE 4
CLOSING

4.1                                 Time and Place.

(a)                  The consummation of the transaction contemplated hereby (the “Closing”) shall be the second business day in January, 2008 (“Closing Date”).

(b)                 If, for any reason not caused by the default of a party hereunder the Closing does not occur on or before the Closing Date, as such date may be extended by, and only by, (i) mutual agreement of Purchaser or Seller or (ii) in accordance with Article 7 of this Agreement, the obligations of the parties to buy and sell the Property shall terminate and each party shall have the rights and remedies set forth herein.

(c)                  Non-recorded documents shall be deposited with Shartsis Friese LLP (“Shartsis”), in escrow, and recorded documents shall be delivered to the Title Company as provided in this Agreement.  At the Closing, Seller and Purchaser shall perform the obligations set forth in, this Article, the performance of which obligations shall be concurrent conditions; provided that the Deed shall not be recorded until Seller receives confirmation of the wire number of the wired portion of the Purchase Price, adjusted by prorations as set forth herein.

4.2                                 Seller’s Deliveries.

(a)                  At least one business day prior to the Closing, Seller shall deliver to Title Company the original Deed in the form attached hereto as Exhibit B (“Deed”).

(b)                 At least one business day prior to the Closing, Seller shall deliver to Shartsis, in escrow, two duly executed counterpart originals of an assignment of Seller’s interest the Intangibles in the form attached hereto as Exhibit C (the “Assignment of Intangibles”).

(c)                  On or before the Closing, Seller shall deliver to Shartsis, in escrow, a Bill of Sale for the Personal Property in the form attached hereto as Exhibit D.

(d)                 In the event that any representation or warranty of Seller needs to be modified due to changes since the Effective Date, at least one business day prior to the Closing, Seller shall deliver to Shartsis, in escrow, a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.  In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof and if the Closing does not occur, the Deposit shall be returned to Purchaser.  Notwithstanding the foregoing; if, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.

(e)                  At least one business day prior to the Closing, Seller shall deliver to Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller.

(f)                    At least one business day prior to the Closing, Seller shall deliver to Title Company (i) a certificate stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and (ii) a State of California Form 590 (collectively, the “Non-Foreign Affidavits”).

(g)                 Upon the Closing, Seller shall deliver to Purchaser outside of Escrow the Intangibles.

(h)                 At least one business day prior to the Closing, Seller shall deliver to Title Company a full release and reconveyance of all monetary encumbrances affecting the Property which are not to be paid out of the proceeds of the Closing (other than the lien of current, non-delinquent real property taxes and assessments) and the release of any mechanics’ liens, and such affidavits as may be customarily and reasonably required by the Title Company.

(i)                     Upon the Closing, Seller shall deliver to Purchaser possession and occupancy of the Property.

(j)                     On or before the Closing, Seller shall deliver to Shartsis, in escrow and/or Title Company as applicable, a closing statement reasonably acceptable to Seller and Purchaser duly executed by Seller.  Purchaser and Seller shall cooperate in good faith with Title Company to prepare the final closing statement.

(k)                  On or before the Closing, Seller shall deliver to Shartsis, in escrow, and/or Title Company, as applicable, such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.3                                 Purchaser’s Deliveries.

(a)                  At least one business day prior to the Closing, Purchaser shall wire transfer to Title Company the full amount of the Purchase Price, increased or decreased by prorations and adjustments as herein provided.

(b)                 At least one business day prior to the Closing, Purchaser shall deliver to Shartsis, in escrow, two duly executed counterpart originals of the Assignment of Intangibles.

(c)                  In the event that any representation or warranty of Purchaser needs to be modified due to changes since the Effective Date, at least one business day prior to the Closing, Seller shall deliver to Shartsis, in escrow, a certificate, dated as of the date of Closing and executed on behalf of Purchaser by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.  In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty set forth herein which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Purchaser to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Purchaser to prevent shall, if materially adverse to Seller, constitute the non-fulfillment of the condition set forth in Section 4.7(c) hereof.  Notwithstanding the foregoing, if, despite changes or other matters described in such certificate, the Closing occurs, Purchaser’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.

(d)                 At least one business day prior to the Closing, Purchaser shall deliver to Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

(e)                  On or before the Closing, Purchaser shall deliver to Shartsis, in escrow, and/or Title Company, as applicable, a closing statement reasonably acceptable to Seller and Purchaser duly executed by Purchaser.

(f)                    On or before the Closing, Purchaser shall deliver to Shartsis, in escrow and/or Title Company, as applicable, deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4                                 Credits, Prorations and Closing Deliveries.

(a)                  All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the Closing Date, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs.  Such prorated items shall include without limitation the following:  (i) taxes and assessments levied against the Property; (ii) utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility; provided, however, that Seller may pay such utility charges directly to the utility provider; (iii) all amounts payable under assigned Intangibles; and (iv) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.  It is understood and agreed that none of the foregoing prorations is intended to limit Purchaser’s obligations as tenant under the Lease for payment of any such items.

(b)                 Purchaser shall receive a credit at Closing in the amount of the Security Deposit.

(c)                  Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties’ reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after Closing, or as soon thereafter as the precise amounts can be ascertained.  Purchaser shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained.  The obligations of the parties with respect to such post-Closing reconciliations shall survive the Closing.

(d)                 Upon the Closing, Title Company shall record the Deed in the Official Records of Solano County, California, with a conformed recorded copy to be delivered to Purchaser and Seller, fund the balance of the Deposit and Purchase Price to Seller, less any of Seller’s share of closing costs, as directed by Seller, and Title Company and Shartsis shall deliver the originals of the Non-Foreign Status Affidavits to Purchaser, and deliver the Bill of Sale, Assignment of Intangibles and other instruments and documents delivered through the Escrow to the applicable party.

4.5                                 Transaction Taxes and Closing Costs.

(a)                  Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance.

(b)                 Seller shall pay the fees of any counsel representing Seller in connection with this transaction.

(c)                  Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction.  Purchaser shall also pay the following costs and expenses:  (i) the premium for the Title Policy,  (ii) all recording fees on the Deed, (iii) the escrow fee, if any, which may be charged by the Title Company; and (iv) all city and county transfer taxes and conveyance charges.

(d)                 All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same.

4.6                                 Conditions Precedent to Obligation of Purchaser.  The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)                  Seller shall have delivered to Shartsis, in escrow, or to Title Company all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

(b)                 All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement);

(c)                  Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing; and

(d)                 Title Company shall be unconditionally committed to issue to Purchaser upon the Closing the Title Policy (subject to only the Permitted Exceptions and with such endorsements as have been approved by Purchaser) in the form of the pro-forma policy or title commitment as have been agreed to by such Title Company and approved by Purchaser during the Title Inspection Period.

4.7                                 Conditions Precedent to Obligation of Seller.  The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)                  Seller shall have received confirmation of the wiring of the Purchase Price, as adjusted as provided herein;

(b)                 Purchaser shall have delivered to Shartsis, in escrow, or to Title Company all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including, but not limited to, those provided for in Section 4.3 hereof;

(c)                  All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

(d)                 Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1                                 Representations and Warranties of Seller.  Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(d) hereof:

(a)                  Organization and Authority.  Seller has been duly organized and is validly existing under the laws of the State of California.  Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement.

(b)                 Execution of Documents.  The person signing this Agreement on behalf of Seller is authorized to do so.

(c)                  Pending Actions.  There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(d)                 Due Diligence Materials. To Seller’s knowledge, the Due Diligence Materials are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property.

(e)                  Condemnation.  To Seller’s knowledge, Seller has received no written notice of any condemnation proceedings relating to the Property.

(f)                    Violations.  To Seller’s knowledge, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property.

5.2                                 Survival of Seller’s Representations and Warranties.  The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one year.  Seller shall have no liability to Purchaser for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given to Seller prior to the expiration of said one year period and an action shall have been commenced by Purchaser against Seller within sixty (60) days following the expiration of such one year period.

5.3                                 Covenants of Seller.  Except with the prior written approval of Purchaser, Seller shall not, after the date of Seller’s execution of this Agreement, enter into any contract, lease or other agreement affecting the Property that by its terms will not be terminable at the Closing.

5.4                                 Representations and Warranties of Purchaser.  Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(c) hereof:

(a)                  Organization and Authority.  Purchaser has been duly organized and is validly existing under the laws of California.  Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement (subject to Purchaser’s performance and approval of its due diligence inspections within the Inspection Period).

(b)                 Execution of Documents.  The person signing this Agreement on behalf of Purchaser is authorized to do so.

(c)                  Pending Actions.  There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

5.5                                 Survival of Purchaser’s Representations and Warranties.  The representations and warranties of Purchaser set forth in Section 5.4 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one year.  Purchaser shall have no liability to Seller for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of said one year period and an action shall have been commenced by Seller against Purchaser within sixty (60) days following the expiration of such one year period.

ARTICLE 6
DEFAULT

6.1                                 Events of Default.

(a)                  The following shall constitute a Default of Purchaser hereunder:  (i) Purchaser defaults under any provision of this Agreement providing for the payment of money and such failure to pay continues for a period of five (5) days after receipt of notice of nonpayment but in no event beyond the Closing Date; (ii) Purchaser defaults under any other provision of this Agreement and such default is not cured for a period of fifteen (15) days after receipt of notice of such default but in no event beyond the Closing Date; (iii) if at any time prior to Closing (a) there shall be filed by Purchaser in any court or with any governmental body pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or a petition seeking to effect any plan or other arrangement with creditors or seeking the appointment of a receiver; or (b) a receiver, conservator or liquidating agent or similar person shall be appointed for all or a substantial portion of Purchaser’s property; or (c) Purchaser shall give notice to any person or governmental body of insolvency or suspension or pending suspension of its operations; or (d) a material, adverse change occurs in the financial condition of Purchaser or Purchaser shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

(b)                 The following shall constitute a Default of Seller hereunder:  (i) Seller defaults under any provision of this Agreement providing for the payment of money and such failure to pay continues for a period of five (5) days after receipt of notice of nonpayment but in no event beyond the Closing Date; (ii) Seller defaults under any other provision of this Agreement and such default is not cured for a period of fifteen (15) days after receipt of notice of such default, but in no event beyond the Closing Date; (iii) if at any time prior to Closing (a) there shall be filed by Seller in any court or with any governmental body pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or a petition seeking to effect any plan or other arrangement with creditors or seeking the appointment of a receiver; or (b) a receiver, conservator or liquidating agent or similar person shall be appointed for all or a substantial portion of Seller’s property; or (c) Seller shall give notice to any person or governmental body of insolvency or suspension or pending suspension of its operations; or (d) a material, adverse change occurs in the financial condition of Seller or Seller shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

6.2                                 Default by Purchaser.  In the event the sale of the Property as contemplated hereunder is not consummated on or before the Closing Date due to Purchaser’s Default hereunder, Seller shall be entitled, as its sole and exclusive remedy under this Agreement, at law or in equity, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement in accordance with the provisions of Section 1.6 above, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

6.3                                 Default by Seller.  In the event that Purchaser has performed or has indicated its ability to perform each and every of the conditions precedents herein on or before the Closing Date and the sale of the Property as contemplated hereunder is not consummated on or before such date due to Seller’s Default hereunder, Purchaser shall be entitled either (a) to receive the return of the Deposit (plus all interest thereon), which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, and/or (b) to enforce specific performance of Seller’s obligation to convey the Property to Purchaser in accordance with the terms of this Agreement, and/or (c) to exercise its rights under applicable law for damages.

ARTICLE 7
RISK OF LOSS

7.1                                 Damage.  In the event of loss or damage to the Property or any portion thereof which is not “Major” (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question and the Purchase Price shall be reduced by an amount equal to the lesser of the deductible damage amount under Seller’s insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof (provided that in the event of uninsured damage, such reduction in the Purchase Price shall equal the estimated cost of such repairs necessary to the portion of the Property which is to be incorporated into the development).  Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.2                                 Major Damage.  In the event of a “Major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Deposit shall be returned to Purchaser.  If neither Seller nor Purchaser elects to terminate this Agreement within fifteen (15) days after Seller sends Purchaser written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with Section 7.3 hereof), then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question.  In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.  If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller’s insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof (provided that in the event of uninsured damage, such reduction in the Purchase Price shall equal the estimated cost of such repairs).  Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

7.3                                 Definition of “Major” Loss or Damage.  For purposes of Sections 7.1 and 7.2, “Major” loss or damage refers to the following:  any loss due to a casualty or condemnation that has an estimated value of more than $400,000.00.  The determination of “Major” loss or damage shall be made by an architect mutually reasonably approved by Purchaser and Seller.

ARTICLE 8
BROKERAGE COMMISSIONS

With respect to the transaction contemplated by this Agreement, each party hereto agrees that if any person or entity makes a claim for brokerage commissions or finder’s fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith.  The provisions of this paragraph shall survive Closing or any termination of this Agreement.

ARTICLE 9
DISCLAIMERS AND WAIVERS

9.1                                 No Reliance on Documents.  Except as expressly stated in this Agreement, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Purchaser in connection with the transaction contemplated hereby.

9.2                                 AS-IS SALE; DISCLAIMERS.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR IN ANY OF THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND/OR IN ANY OF THE DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT CLOSING.

ARTICLE 10
MISCELLANEOUS

10.1                           Reporting.

(a)                  It is expressly agreed and understood that Purchaser shall have the right, in its sole and absolute discretion, to file this Agreement with the Securities and Exchange Commission, if Purchaser determines that such filing is necessary or advisable under the Securities Exchange Act of 1934, as amended (“SEC Filings”).  Except as expressly permitted with respect to SEC Filings, prior to the Closing, any release to the public of confidential information with respect to the sale contemplated herein or any material terms set forth in this Agreement will be made only in the form approved by Purchaser and Seller.

(b)                 If the purchase and sale of the Property pursuant hereto does not close for any reason, Purchaser shall return to Seller all agreements (excluding this Agreement), documents, studies, reports and other materials pertaining to the Property either delivered by Seller or Seller’s agents to Purchaser pursuant hereto, or obtained by or on behalf of Purchaser during Purchaser’s investigation of the Property; provided that neither the fact that the purchase and sale do not close nor the termination of this Agreement shall be regarded as confidential or subject to this section.

10.2                           Assignment.  Subject to the provisions of this Section, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.  Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval shall not be unreasonably withheld.  Notwithstanding the foregoing, Purchaser may assign this Agreement to any entity affiliated with Purchaser or to any entity acquiring all or substantially all of Purchaser’s interest in Dura-Vent without Seller’s consent or approval.

10.3                           Notices.  Any notice pursuant to this Agreement shall be given in writing by reputable overnight delivery service with proof of delivery, and shall be deemed to have been given upon receipt or refusal to accept delivery sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Purchaser:

Simpson Manufacturing Co., Inc.

Koll Dublin Corporate Center

4120 Dublin Boulevard, Suite 400

Dublin, California 94568

Attention:  Michael J. Herbert

with a copy to:

Alan J. Robin, Esq.

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94111

If to Seller:

Everett Johnston

Partnership Management

Post Office Box 3605

Incline Village, Nevada 89450

10.4                           1031 Exchange Cooperation.  On condition that Purchaser receives written notice of its election to participate in a tax free exchange under §1031 of the Code at least ten (10) business days prior to the Closing Date, Purchaser agrees to reasonably cooperate with Seller’s efforts to integrate the transactions contemplated hereunder into a tax-deferred exchange under Section 1031 of the Code; provided, however, that in no event shall (a) Purchaser incur any additional cost, obligation or liability by reason of such exchange (including, without limitation, any responsibility or liability of any kind for the failure of such exchange to be consummated or to qualify for tax-deferred status under any federal or State law or rule and any damage calculated or related in any fashion to Seller’s lost tax benefits) or be required to hold title to any property, (b) the Closing be delayed, or (c) Seller be relieved of any of its agreements, or other obligations under this Agreement. Purchaser shall execute all amendments to this Agreement, escrow instructions pertaining to the exchange transaction and all other documents as may be necessary to carry out such an exchange, subject to the qualifications set forth above; provided however that Purchaser shall have the right to approve any and all such documents (which approval shall not be unreasonably withheld).

10.5                           Modifications.  This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any such change is sought.

10.6                           Entire Agreement.  This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.7                           Further Assurances.  Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement.  The provisions of this Section shall survive Closing.

10.8                           Counterparts.  This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

10.9                           Facsimile Signatures.  In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement.  Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

10.10                     Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

10.11                     Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.  Purchaser and Seller agree that the provisions of this Section shall survive the Closing or any termination of this Agreement.

10.12                     Attorneys’ Fees; Waiver of Jury Trial.

(a)                  In the event of any action or proceeding between Seller and Purchaser to enforce any provision of this Agreement, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party.  The “prevailing party” will be determined by the court before whom the action was brought based upon an assessment of which party’s major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision.

(b)                 IF ANY ACTION OR PROCEEDING BETWEEN SELLER AND PURCHASER TO ENFORCE THE PROVISIONS OF THIS AGREEMENT PROCEEDS TO TRIAL, SELLER AND PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL.

10.13                     No Third-Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

10.14                     Captions.  The section headings appearing in this Agreement are for convenience of reference only and are not intended to limit or define the text of any section or any subsection hereof.

10.15                     Recordation.  This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. Concurrently with the execution of this

Agreement, the parties shall execute and record the Memorandum of Purchase and Sale Agreement in the form attached hereto as Exhibit E.

10.16                     Time for Performance.  Time is of the essence of this Agreement.  As used in this Agreement, a “business day” shall mean a day that is not a Saturday, Sunday or recognized federal or state holiday.  If the last date for performance by either party under this Agreement occurs on a day that is not a business day, than the last date for such performance shall be extended to the next occurring business day.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:	VACAVILLE INVESTORS,
a California general partnership

	By:	/s/EVERETT JOHNSTON
	Name:	Everett Johnston
	Its:	Managing General Partner

PURCHASER:	SIMPSON MANUFACTURING CO., INC., a Delaware corporation

	By:	/s/MICHAEL J. HERBERT
	Name:	Michael J. Herbert
	Its:	Chief Financial Officer

Title Company executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of this Agreement relating to performance by the Title Company.

TITLE COMPANY:	CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Its:

Exhibit A

DESCRIPTION OF LAND

1

Exhibit B

FORM OF DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO: Same as above

(Above Space For Recorder’s Use Only)

GRANT DEED

The undersigned Grantor declares that Documentary Transfer Tax is not part of the public records.

FOR VALUE RECEIVED,                                 ,                           , grants to                                               , a                                            (“Grantee”), all that certain real property (the “Property”) situated in the City of Vacaville, County of Solano, State of California, described on Exhibit A attached hereto and by this reference incorporated herein.

THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO:

(a) All exceptions appearing in the policy of title insurance for the Property issued to the Grantee as of the date hereof; (b) All matters which would be revealed or disclosed in an accurate survey; (c) A lien not yet delinquent for taxes for real property, and any general or special assessments against the Property; and (d) zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property.

IN WITNESS WHEREOF, the undersigned has executed this Grant Deed dated as of                           ,         .

GRANTOR:

SCHEDULE 1 TO GRANT DEED

LEGAL DESCRIPTION OF REAL PROPERTY

PARCELS “D and E” as shown on that Map entitled, “Parcel Map, Lands of Chevron Land and Development Company, in the City of Vacaville, a Division of Lots 6 and 7 and a Portion of Lot 8 of Vaca Valley Industrial Park per Map Recorded in Book 36 of Maps at Page 79, Records of Solano County, State of California and Portions of Vacated Cotting Lane,” filed for record in the Office of the County Recorder, Solano County, California on November 24, 1981, in Book 22 of Parcel Maps at Page 97.

EXCEPTING AND RESERVING TO GRANTOR, its successors and assigns, all oil, gas and other hydrocarbons, geothermal resources as defined in Section 6903 of the California Public Resources Code and all other minerals, whether similar to those herein specified or not, within or that may be produced from said real property, and further excepting and reserving to Grantor, its successors and assigns, the sole and exclusive right from time to time to drill and maintain wells or other works into or through said real property and the adjoining streets, roads and highways below a depth of five hundred (500) feet and to produce, inject, store and remove from and through such wells or works, oil, gas, water and other substances of whatever nature, including the right to perform below said depth any and all operations deemed by Grantor necessary or convenient for the exercise of such rights. The rights hereinabove excepted and reserved to Grantor do not include and do not except or reserve to grantor any right of Grantor to use the surface of said real property or the first five hundred (500) feet below said surface or to conduct any operations thereon or therein.

1

Exhibit C

ASSIGNMENT AND ASSUMPTION OF INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLES (the “Assignment”) is made as of the          day of                      2007, between                              (“Assignor”) and                         , a(n)                      (“Assignee”).

Assignor is the owner of that certain real property located in the City of Vacaville, State of California, more particularly described in Exhibit A attached hereto (the “Property”).  Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest, if any and to the extent assignable, in, to and under any and all of the following, to wit:  all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property (“Intangibles”), including, without limitation, those certain items specified in Exhibit B attached hereto and incorporated herein by this reference.

Assignee does hereby assume and agree to perform all of Assignor’s obligations under the Intangibles accruing with respect to the period from and after the date hereof.  Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) directly or indirectly arising out of or related to any breach or default in Assignee’s obligations hereunder.

Assignor shall remain liable for all of Assignor’s obligations under the Intangibles accruing with respect to the period prior to the date hereof.  Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) directly or indirectly arising out of or related to any breach or default in Assignor’s obligations hereunder.

In the event of any action or proceeding between Assignor and Assignee to enforce any provision of this Assignment, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party.  The “prevailing party” will be determined by the court before whom the action was brought based upon an assessment of which party’s major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision.

This Assignment may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.  In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Assignment.  Assignor and Assignee intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Assignment based on the form of signature.

1

This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:
a

By:
Name:
Its:

ASSIGNEE:
a

By:
Name:
Its:

[Attach legal description—Exhibit A and description of Intangibles-Exhibit B]

2

EXHIBIT D

FORM OF BILL OF SALE

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged,                              (the “Seller”) does hereby sell and convey to                                       , a(n)                      (the “Purchaser”) any and all of Seller’s right, title and interest in and to all tangible personal property located upon the land described in Exhibit A attached hereto and hereby made a part hereof (the “Land”) or within the improvements located thereon, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), used exclusively in the operation of the Land and improvements, as is, where is, and without warranty of title or use, and without warranty, express or implied, of merchantability or fitness for a particular purpose.

TO HAVE AND TO HOLD all of said personal property unto Purchaser, its successors and assigns, to its own use forever.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the        day of                           , 2008.

By:
Name:
Title:

[Attach legal description]

EXHIBIT E

MEMORANDUM OF PURCHASE AND SALE

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Alan J. Robin, Esq.

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94118

MEMORANDUM OF PURCHASE AND SALE AGREEMENT

THIS MEMORANDUM OF PURCHASE AND SALE AGREEMENT is entered into as of the 21st day of July, 2005 (the “Effective Date”), by and between VACAVILLE INVESTORS, a California general partnership  (“Seller”), and SIMPSON MANUFACTURING CO., INC., a Delaware corporation (“Purchaser”) with reference to the following facts:

RECITALS

A.    Seller owns the land and improvements known as                         , Vacaville, California (the “Property”).

B:    Seller has agreed to sell to Purchaser and Purchaser has agreed to buy from Seller the land and property described in this Agreement in accordance with and upon satisfaction of the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for the purchase price and upon all of the terms, conditions and covenants contained in that certain unrecorded Purchase and Sale Agreement (the “Agreement”) dated of even date herewith executed by Seller and Purchaser, which Agreement is incorporated herein by this reference, including without limitation the following:

1.                       In the event of any breach or default by Seller in or of the Agreement or any of the warranties, terms or provisions thereof, Purchaser shall have, in addition to a claim for damages for such breach or default, and in addition to and without prejudice to any right or remedy available at law or in equity, the right to demand and have specific performance of the Agreement and this Memorandum.

2.                       This Memorandum is not intended to change any of the terms of the Agreement and in the event of any inconsistency between the terms of this Memorandum and the terms of the Agreement, the terms of the Agreement shall prevail. The Agreement is available at the offices of Shartsis Friese LLP at the addresses indicated above.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Purchase and Sale Agreement dated as of the date first set forth above.

SELLER:	VACAVILLE INVESTORS,
a California general partnership

By:
	Name:	Everett Johnston
	Its:	Managing General Partner

PURCHASER:	SIMPSON MANUFACTURING CO., INC., a Delaware corporation

By:
Name:
Title:

2

EXHIBIT A

LEGAL DESCRIPTION

PARCELS “D and E” as shown on that Map entitled, “Parcel Map, Lands of Chevron Land and Development Company, in the City of Vacaville, a Division of Lots 6 and 7 and a Portion of Lot 8 of Vaca Valley Industrial Park per Map Recorded in Book 36 of Maps at Page 79, Records of Solano County, State of California and Portions of Vacated Cotting Lane,” filed for record in the Office of the County Recorder, Solano County, California on November 24, 1981, in Book 22 of Parcel Maps at Page 97.

EXCEPTING AND RESERVING TO GRANTOR, its successors and assigns, all oil, gas and other hydrocarbons, geothermal resources as defined in Section 6903 of the California Public Resources Code and all other minerals, whether similar to those herein specified or not, within or that may be produced from said real property, and further excepting and reserving to Grantor, its successors and assigns, the sole and exclusive right from time to time to drill and maintain wells or other works into or through said real property and the adjoining streets, roads and highways below a depth of five hundred (500) feet and to produce, inject, store and remove from and through such wells or works, oil, gas, water and other substances of whatever nature, including the right to perform below said depth any and all operations deemed by Grantor necessary or convenient for the exercise of such rights. The rights hereinabove excepted and reserved to Grantor do not include and do not except or reserve to grantor any right of Grantor to use the surface of said real property or the first five hundred (500) feet below said surface or to conduct any operations thereon or therein.

3

State of California             )

) ss.

County of                              )

On                             , 2005, before me,                                         , personally appeared                                       , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

State of California             )

) ss.

County of                              )

On                             , 2005, before me,                                         , personally appeared                                       , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

4